EXECUTION COPY



                                 WIRELESS ONE, INC.


                         13 1/2% SENIOR DISCOUNT NOTES DUE 2006

                         ___________________________________


                                    _______________

                                      INDENTURE

                             Dated as of August 12, 1996
                                   _______________


                                    _______________

                       United States Trust Company of New York

                                     as Trustee
                                   _______________



                                CROSS-REFERENCE TABLE*

          Trust Indenture
          Act Section                                     Indenture Section

          310(a)(1)....................................................7.10
             (a)(2)....................................................7.10
             (a)(3)....................................................N.A.
             (a)(4)....................................................N.A.
             (a)(5)....................................................7.10
             (b).......................................................7.10
             (c).......................................................N.A.
          311(a).......................................................7.11
             (b).......................................................7.11
             (c).......................................................N.A.
          312(a).......................................................N.A.
             (b)(1)...................................................11.03
             (c)......................................................11.03
          313(a).......................................................7.06
             (b)(1)...................................................11.03
             (b)(2)....................................................7.06
             (c)................................................7.06; 11.02
             (d).......................................................7.06
          314(a).......................................................N.A.
             (b).......................................................N.A.
             (c)(1)....................................................N.A.
             (c)(2)....................................................N.A.
             (c)(3)....................................................N.A.
             (d).......................................................N.A.
             (e).......................................................N.A.
             (f).......................................................N.A.
          315(a).......................................................N.A.
             (b).......................................................N.A.
             (c).......................................................N.A.
             (d).......................................................N.A.
             (e).......................................................N.A.
          316(a)(last sentence)........................................N.A.
             (a)(1)(A).................................................N.A.
             (a)(1)(B).................................................N.A.
             (a)(2)....................................................N.A.
             (b).......................................................N.A.
             (c).......................................................N.A.
          317(a)(1)....................................................N.A.
             (a)(2)....................................................N.A.
             (b).......................................................N.A.
          318(a).......................................................N.A.
             (b).......................................................N.A.
             (c)......................................................11.01
          N.A. means not applicable.
          *This Cross-Reference Table is not part of this Indenture.



                                  TABLE OF CONTENTS

                                                                       Page

                                      ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

         Section 1.01.  Definitions...............................         1
         Section 1.02.  Other Definitions.........................        19
         Section 1.03.  Incorporation by Reference of Trust
                        Indenture Act.............................        20
         Section 1.04.  Rules of Construction.....................        20

                                      ARTICLE 2
                                      THE NOTES

         Section 2.01.  Form and Dating...........................        21
         Section 2.02.  Execution and Authentication; Aggregate
                        Principal Amount..........................        21
         Section 2.03.  Registrar and Paying Agent................        22
         Section 2.04.  Paying Agent to Hold Assets in Trust......        23
         Section 2.05.  Noteholder Lists..........................        23
         Section 2.06.  Transfer and Exchange.....................        23
         Section 2.07.  Replacement Notes.........................        24
         Section 2.08.  Outstanding Notes.........................        24
         Section 2.09.  Treasury Notes............................        25
         Section 2.10.  Temporary Notes...........................        25
         Section 2.11.  Cancellation..............................        25
         Section 2.12.  Defaulted Interest........................        25
         Section 2.13.  CUSIP Number..............................        26
         Section 2.14.  Deposit of Monies.........................        26
         Section 2.15.  Legend....................................        27
         Section 2.16.  Book-Entry Provisions for Global Note.....        27

                                      ARTICLE 3
                                      REDEMPTION

         Section 3.01.  Notices to Trustee........................        28
         Section 3.02.  Selection of Notes to Be Redeemed.........        29
         Section 3.03.  Notice of Redemption......................        29
         Section 3.04.  Effect of Notice of Redemption............        30
         Section 3.05.  Deposit of Redemption Price...............        30
         Section 3.06.  Notes Redeemed in Part....................        31
         Section 3.07.  Optional Redemption. .....................        31
         Section 3.08.  Mandatory Redemption......................        32

                                      ARTICLE 4
                                      COVENANTS

         Section 4.01.  Payment of Notes..........................        32
         Section 4.02.  Maintenance of Office or Agency...........        33
         Section 4.03.  Provision of Financial Statements.........        33
         Section 4.04.  Compliance Certificate....................        34
         Section 4.05.  Taxes.....................................        35
         Section 4.06.  Stay, Extension and Usury Laws............        35
         Section 4.07.  Limitation on Restricted Payments.........        35
         Section 4.08.  Limitation on Indebtedness................        38
         Section 4.09.  Limitation on Liens.......................        41
         Section 4.10.  Limitation on Subsidiary Capital Stock....        43
         Section 4.11.  Limitation on Preferred Stock of
                        Subsidiaries..............................        43
         Section 4.12.  Limitation on Sale of Assets..............        44
         Section 4.13.  Limitation on Dividends and Other Payment
                        Restrictions Affecting Subsidiaries.......        45
         Section 4.14.  Limitation on Transactions with
                        Affiliates................................        46
         Section 4.15.  Activities of the Company.................        47
         Section 4.16.  Purchase of Notes Upon a Change of
                        Control...................................        47
         Section 4.17.  Limitations on Unrestricted Subsidiaries..        48
         Section 4.18.  Limitation on Issuances of Guarantees of
                        Indebtedness..............................        48
         Section 4.19.  Limitation on Sale and Leaseback
                        Transactions..............................        49

                                      ARTICLE 5
                                      SUCCESSORS

         Section 5.01.  Consolidation, Merger, Sale of Assets.....        49
         Section 5.02.  Successor Corporation Substituted.........        50

                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

         Section 6.01.  Events of Default.........................        51
         Section 6.02.  Acceleration..............................        53
         Section 6.03.  Other Remedies............................        54
         Section 6.04.  Waiver of Past Defaults...................        54
         Section 6.05.  Control by Majority.......................        55
         Section 6.06.  Limitation on Suits.......................        55
         Section 6.07.  Rights of Holders of Notes to
                        Receive Payment...........................        56
         Section 6.08.  Collection Suit by Trustee................        56
         Section 6.09.  Trustee May File Proofs of Claim..........        56
         Section 6.10.  Priorities................................        57
         Section 6.11.  Undertaking for Costs.....................        57

                                      ARTICLE 7
                                       TRUSTEE

         Section 7.01.  Duties of Trustee.........................        57
         Section 7.02.  Rights of Trustee.........................        59
         Section 7.03.  Individual Rights of Trustee..............        59
         Section 7.04.  Trustee's Disclaimer......................        60
         Section 7.05.  Notice of Defaults........................        60
         Section 7.06.  Reports by Trustee to Holders of
                        the Notes.................................        60
         Section 7.07.  Compensation and Indemnity................        61
         Section 7.08.  Replacement of Trustee....................        62
         Section 7.09.  Successor Trustee by Merger, etc. ........        63
         Section 7.10.  Eligibility; Disqualification.............        63
         Section 7.11.  Preferential Collection of Claims
                        Against Company...........................        63

                                      ARTICLE 8
                          DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.01.  Option to Effect Defeasance or Covenant
                        Defeasance................................        63
         Section 8.02.  Defeasance and Discharge..................        64
         Section 8.03.  Covenant Defeasance.......................        64
         Section 8.04.  Conditions to Defeasance or Covenant
                        Defeasance................................        65
         Section 8.05.  Deposited Money and U.S. Government
                        Securities to Be Held in Trust; Other
                        Miscellaneous Provisions..................        67
         Section 8.06.  Repayment to Company......................        68
         Section 8.07.  Reinstatement.............................        68

                                      ARTICLE 9
                              SATISFACTION AND DISCHARGE

         Section 9.01.  Satisfaction and Discharge of Indenture...        69
         Section 9.02.  Application of Monies for Satisfaction
                        and Discharge.............................        70

                                      ARTICLE 10
                           AMENDMENT, SUPPLEMENT AND WAIVER

         Section 10.01.  Without Consent of Holders of Notes......        70
         Section 10.02.  With Consent of Holders of Notes.........        71
         Section 10.03.  Compliance with Trust Indenture Act......        73
         Section 10.04.  Revocation and Effect of Consents........        73
         Section 10.05.  Notation on or Exchange of Notes.........        73
         Section 10.06.  Trustee to Sign Amendments, etc. ........        74

                                      ARTICLE 11
                                    MISCELLANEOUS

         Section 11.01.  Trust Indenture Act Controls.............        74
         Section 11.02.  Notices..................................        74
         Section 11.03.  Communication by Holders of Notes with
                         Other Holders of Notes...................        75
         Section 11.04.  Certificate and Opinion as to
                         Conditions Precedent.....................        75
         Section 11.05.  Statements Required in Certificate or
                         Opinion..................................        76
         Section 11.06.  Rules by Trustee and Agents..............        76
         Section 11.07.  No Personal Liability of Partners,
                         Directors, Officers, Employees and
                         Stockholders.............................        76
         Section 11.08.  Governing Law............................        76
         Section 11.09.  No Adverse Interpretation of Other
                         Agreements...............................        77
         Section 11.10.  Successors...............................        77
         Section 11.11.  Severability.............................        77
         Section 11.12.  Counterpart Originals....................        77
         Section 11.13.  Table of Contents, Headings, etc. .......        77


                           ANNEXES, EXHIBITS AND SCHEDULES

               Exhibit A        Form of Note
               Exhibit B        Form of Intercompany Note



             INDENTURE, dated as of August 12, 1996, between Wireless One, Inc., a Delaware Corporation (the "Company"), and United States Trust Company of New York, as trustee (the "Trustee").

             The Company has duly authorized the creation of an issue of 13 1/2% Senior Discount Notes due 2006 (the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

             The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:


                              ARTICLE 1
                    DEFINITIONS AND INCORPORATION
                             BY REFERENCE

             Section 1.01.  Definitions.

             "Accreted Value" means as of a date of determination prior to August 1, 2001, with respect to any Note, the sum of
   (a) the initial offering price of such Note and (b) the portion of the excess of the principal amount of such Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 13 1/2% per annum of the initial offering price of such Note, compounded semi-annually on each February 1 and August 1 from the Issue Date through the date of determination, computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value of any Note on or after August 1, 2001 shall be 100% of the principal amount thereof.

             "Acquired Indebtedness" means Indebtedness of a Person
   (i)  existing at the time such Person becomes  a  Subsidiary  or
   (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary, as the case may be.

             "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 5% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Agent" means any Registrar or Paying Agent.

             "Annualized EBITDA to Consolidated Interest Expense" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the most recent fiscal quarter for which financial information has been filed with the Commission multiplied by four to (y) Consolidated Interest Expense for the preceding four quarter period; provided, however, that (i) if the Company or any Restricted Subsidiary of the Company has incurred any Indebtedness (including Acquired Indebtedness) that remains outstanding on the date of such determination, the ratio of Annualized EBITDA to Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to (a) such Indebtedness, as if such Indebtedness had been incurred on the first day of the relevant period (fiscal quarter in the case of annualized EBITDA and four quarter period in the case of Consolidated Interest Expense) and
   (b) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of the relevant period, (ii) if since the beginning of such fiscal quarter the Company or any Restricted Subsidiary of the Company has made any Asset Sale, EBITDA for such fiscal quarter will be (a) reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such fiscal quarter or (b) increased by an amount equal to EBITDA (if negative) directly attributable thereto for such fiscal quarter and (iii) if since the beginning of such period the Company or any Restricted Subsidiary of the Company (by merger or otherwise) has made an Investment in any Person which becomes a Restricted Subsidiary of the Company as a result of such Investment or an Investment in an existing Restricted Subsidiary with the result that such Investment will result in the consolidation of a greater percentage of such Restricted Subsidiary's Consolidated Net Income (Loss) (other than a transfer of operating assets from the Company or one Restricted Subsidiary to another Restricted Subsidiary) or has made an acquisition of assets (other than from the Company or another Restricted Subsidiary of the Company), including any acquisition of assets occurring in connection with a transaction causing a calculation of Annualized EBITDA to Consolidated Interest Expense to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Annualized EBITDA to Consolidated Interest Expense will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired Indebtedness)) as if such Investment or acquisition occurred on the first day of the relevant period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, an Investment, a divestiture or an incurrence of Indebtedness, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided, however, that such officer shall apply in his calculations the historical EBITDA and Consolidated Interest Expense associated with such assets for the most recent relevant period for which financial information is available. If any Indebtedness (including Acquired Indebtedness) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

             "Asset  Sale"  means  any  sale, issuance, conveyance,
   transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets that (A) is governed by the provisions of Section 5.01, (B) is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary, (C) is in the form of a contribution to an Unrestricted Subsidiary which complies with the provisions of
   Section 4.17, (D) is of obsolete equipment in the ordinary course of business, (E) aggregates not more than $250,000 in gross proceeds or (F) aggregates, when together with all other transfers in any 12-month period, not more than $2,000,000 in gross proceeds and, when together with all other transfers since the date of this Indenture, not more than $5,000,000 in gross proceeds.

             "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

             "Bank Credit Facility" means one or more credit facilities (whether a term or a revolving facility) of the type customarily entered into with commercial banks, between the Company or any of its Restricted Subsidiaries, on the one hand, and any commercial banks, financial institutions or other lenders, on the other hand (and any renewals, refundings, extensions or replacements of any such credit facilities, provided that such renewals, refundings, extensions or replacements comply with this definition of "Bank Credit Facility"), which Bank Credit Facilities are by their terms designated as a "Bank Credit Facility" for purposes of this Indenture.

             "Bankruptcy  Law"  means  Title   11,   United  States
   Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

             "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (ii) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

             "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

             "Capital Lease Obligation" means any obligation of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

             "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or other equity interests whether now outstanding or issued after the date of this Indenture.

             "Certificated Notes" means Notes in the form of certificated securities in definitive form that are not Global Notes.

             "Change of Control" means the occurrence of any of the following events:

                  (i) any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company;

                  (ii) during any period of two  consecutive years,
             individuals  who  at  the  beginning  of  such  period
             constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

                  (iii) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, or leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment under Section 4.07 (and such amount shall be treated as a Restricted Payment subject to the provisions of Section 4.07) and
             (B) no Person or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than 40% of the total outstanding Voting Stock of the surviving corporation; or

                  (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 5.01.

             "Closing Price" on any Trading Day with respect to the
   per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

             "Code" means the Internal Revenue Code of 1986, as amended.

             "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

             "Common Stock" means the common stock, $0.01 par value per share, of the Company.

             "Company" means Wireless One, Inc., a corporation incorporated under the laws of the State of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

             "Consolidated Income Tax Expense" for any Person for any period means, without duplication, the aggregate amount of net taxes based on income or profits for such period of the operations of such Person and its Consolidated Restricted Subsidiaries with respect to such period in accordance with GAAP.

             "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its subsidiaries (other than, in the case of the Company, Unrestricted Subsidiaries) as of such date determined on a consolidated basis in accordance with GAAP and which would appear on the balance sheet of any such Person.

             "Consolidated Interest Expense" means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, in each case as determined in accordance with GAAP.

             "Consolidated Net Income (Loss)" means, for any period, the Consolidated net income (or loss) of the Company and its Consolidated Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Consolidated Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons and Unrestricted Subsidiaries except to the extent of the amount of dividends or distributions actually paid to the Company and its Consolidated Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with the Company and its Consolidated Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business and (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

             "Consolidated Net Worth," as of a date, means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of the Company and its Consolidated Restricted Subsidiaries, as of such date, as determined in accordance with GAAP.

             "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than, in the case of the Company, Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than, in the case of the Company, Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

             "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company.

             "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from June 30, 1996 to the end of the Company's most recently ended full fiscal quarter for which financial statements are available prior to such date, taken as a single accounting period.

             "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from June 30, 1996 to the end of the Company's most recently ended full fiscal quarter for which financial statements are available prior to such date, taken as a single accounting period.

             "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

             "Debt" or "Indebtedness" means, with  respect  to  any
   Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person,
   (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

             "Debt to Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Consolidated Indebtedness of the Company and its Restricted Subsidiaries as of such date plus, without duplication, the aggregate liquidation preference or redemption amount of all Redeemable Capital Stock of the Company (excluding any such Redeemable Capital Stock held by the Company or a Wholly Owned Restricted Subsidiary of the Company), to (b) Operating Cash Flow of the Company and its Restricted Subsidiaries on a Consolidated basis for the most recently ended fiscal quarter for which financial statements are available prior to such date multiplied by four, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such period; and
   (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

             "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

             "Depository" means The Depository Trust Company, or its nominee or successors and assigns.

             "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

             "EBITDA" for any period means the Consolidated Net Income (Loss) for such period plus the following to the extent deducted in calculating such Consolidated Net Income (Loss): (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense determined on a consolidated basis for such Person and its Consolidated Restricted Subsidiaries in accordance with GAAP for such period and (iv) all other non-cash charges (other than non-cash charges which require an accrual of or reserve for cash charges in future periods), and less any non-cash items which have the effect of increasing (decreasing in the case of a loss) Consolidated Net Income (Loss) for such period.

             "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

             "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

             "Event of Default" means any of the events set forth in Section 6.01.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

             "Existing Notes" means the 13% Senior Notes due 2003 of the Company issued on October 24, 1995.

             "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

             "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

             "Global Note" or "Global Notes" has the meaning provided in Section 2.01.

             "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

             "Guaranteed  Debt"  of   any   Person  means,  without
   duplication, all Indebtedness of any other Person referred to in the definition of Debt or Indebtedness above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such
   Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

             "Guarantor" means any Restricted Subsidiary that is required after the date of this Indenture to execute a guarantee of the Notes pursuant to the provisions of Section 4.18 until a successor replaces such Restricted Subsidiary pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

             "Holder" means a Person in whose name a Note is registered.

             "Indenture"   means  this  Indenture,  as  amended  or
   supplemented from time to time.

             "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.

             "Interest Payment Date" has the meaning set forth in the Notes.

             "Interim  Facility"  means   the   interim   financing
   facility of up to $12.0 million provided by Chase Venture Capital Associates to the Company in February 1996.

             "Interest Rate Agreements" means one or more of the following agreements which shall be entered into with one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

             "Investment"   means,  with  respect  to  any  Person,
   directly or indirectly, (a) any advance, loan (including guarantees) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP and (b) any acquisition of property and assets by such Person.

             "Issue Date" means the date on which Notes are first authenticated and issued.

             "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

             "Material Restricted Subsidiary" means any Restricted Subsidiary which would be a "significant subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X under the Securities Act.

             "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

             "Moody's" means Moody's Investors Service, Inc. and its successors.

             "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale,
   (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Indebtedness or Capital Stock, as applicable, as referred to under the definition of Permitted Investment and the provisions of Sections 3.07, 4.07 and 4.08, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

             "Notes" has the meaning provided in the preamble of the Indenture.

             "Officer" means, with respect to any Person other than the Trustee, Authenticating Agent, Paying Agent or Registrar, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person, and with respect to the Trustee, Authenticating Agent, Paying Agent or Registrar, a Responsible Officer of such Person.

             "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom must be the Chief Executive officer, Chief Financial Officer or Chief Accounting Officer of the Company.

             "Operating Cash  Flow"  means,  for  any  period,  the
   Consolidated Net Income (Loss) of the Company and its Consolidated Restricted Subsidiaries for such period, plus, without duplication, (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income (Loss), plus (b) Consolidated Income Tax Expense, and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (Loss) (including amortization of goodwill and other intangibles).

             "Opinion of Counsel" means an opinion in writing signed by legal counsel which may be an employee of or of counsel to the Company, or who may be other counsel reasonably satisfactory to the Trustee.

             "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Notes.

             "Permitted Holders" means, as of the date of determination, Chase Capital Partners, The Chase Manhattan Corporation, Heartland Wireless Communications, Inc., Henry J. Burkhalter, William J. Van Devender and their respective Affiliates (other than the Company and its Subsidiaries).

             "Permitted Investment" means (i) Investments in any existing Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (v), (vi) and
   (vii) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the provisions of Section 4.12 to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) Investments in existence on the date of this Indenture; (vi) any acquisition of equipment in the ordinary course of business; (vii) any acquisition of property and assets (other than channel rights) for a purchase price of not more than $50,000; (viii) any Investment in the Wireless Cable Business acquired in consideration for the issuance of Common Stock, or provided that no Default or Event of Default shall have occurred and be continuing and such Permitted Investment shall not be an event which is, or after notice or lapse of time or both, would be an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries, the proceeds of the issuance of Common Stock to the extent such amounts have not been previously applied to a Restricted Payment; provided further that the amount available for Investment out of such proceeds shall be reduced (but not below zero) by the quotient of (A) the Net Cash Proceeds of Indebtedness incurred by the Company or any of its Restricted Subsidiaries under clauses (xi) and (xii) of Section 4.08 divided by (B) $1.50; (ix) any acquisition or lease of additional channel rights in any wireless cable market listed in Annex A to this Indenture or in which the Company and its Restricted Subsidiaries (A) as of the date of this Indenture, have channel rights, whether by way of license, lease with a channel license holder, lease with a channel license applicant, lease with a qualified, non-profit educational organization that plans to apply for a channel license or option to acquire any of the foregoing, or (B) as of the date of such acquisition or lease (without giving effect to such acquisition), have rights with respect to at least eight wireless cable channels, whether by way of license, lease with a channel license holder, lease with a channel license applicant, lease with a qualified, non-profit educational organization that plans to apply for a channel license or option to acquire any of the foregoing;
   (x) Investments consisting of any acquisition or lease of additional channel rights in one or more Wireless One Service States or any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in the Wireless Cable Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; provided that (1) there are a maximum of 250,000 households within a 35-mile radius of the licensed transmission site associated with such channel rights or such Person, as the case may be, of which at least 15% are unpassed by traditional hard-wire cable (as supported by an Officer's Certificate); (2) if such Person conducts operations outside the Wireless One Service States, the Company shall deliver to the Trustee an Officer's Certificate that allocates a portion of the dollar amount of such Investment to the operations outside the Wireless One Service States and such amount shall not qualify as a Permitted Investment and (3) the aggregate amount of such cash Investments in respect of all such channel rights and all such Persons shall not exceed $20,000,000; and (xi) Investments by the Company or any Restricted Subsidiary in a joint venture which is formed to provide wireless cable television service in North Carolina in part via ITFS channels leased from community colleges in North Carolina, provided that such Investments do not in the aggregate exceed $15,000,000.

             "Permitted  Payments"  means   payments  permitted  by
   Section 4.07(b).

             "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "Phase II Payment" means the Company's agreement to pay Vision Communications, Inc. $1.8 million and issue 180,000 shares of Common Stock in satisfaction of a prior obligation of TruVision Wireless, Inc.

             "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

             "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

             "Qualified Subordinated Indebtedness" means Subordinated Indebtedness issued to a Strategic Investor the terms of which include (i) the terms set forth in clause (ix) of the definition of Permitted Indebtedness in Section 4.08, (ii) asset sale provisions and change of control provisions no more restrictive in any respect than those contained in this Indenture, (iii) optional redemption or repurchase provisions that are not effective until the day succeeding the final Maturity date of the Notes, (iv) provisions that no part of such Subordinated Indebtedness shall have any claim to the assets of the Company on a parity with or prior to the claim of the Notes,
   (v) provisions that unless and until the Notes have been paid in full, without the express prior written consent of the holders of a majority in aggregate principal amount of the Notes, no holder of such Subordinated Indebtedness will take, demand or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Indebtedness, including, without limitation, any letter of credit or similar credit support facility to support payment of such Subordinated Indebtedness and (vi) covenants from the holder of such Subordinated Indebtedness that such holder will not, without the written consent of the holders of a majority in aggregate principal amount of the Notes, (A) sell, assign or otherwise transfer its rights in respect of such Subordinated Indebtedness to any Person who does not agree to be bound by clauses (B) and (C),
   (B) permit any of the documentation relating to the subordination of such Subordinated Indebtedness to be amended and (C) commence, or join with any creditors other than the Trustee or the Noteholders, in commencing any bankruptcy, insolvency or similar proceeding with respect to the Company or any of its Restricted Subsidiaries.

             "Record Date" when used with respect to any Interest Payment Date, means either the January 15 or July 15 which immediately precedes such Interest Payment Date, whether or not a Business Day.

             "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any Stated Maturity of the Notes, or is convertible into or exchangeable for debt securities at any time prior to any Stated Maturity of the Notes at the option of the holder thereof.

             "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

             "Restricted  Payment"  means  payments  prohibited  by
   Section 4.07(a).

             "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

             "S&P" means Standard & Poor's Ratings Group and its successors.

             "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

             "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

             "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

             "Strategic Investor" means any  Person  (i) engaged in
   the Telecommunications Business that as of the date of determination has a Total Equity Market Capitalization of at least $500,000,000 or (ii) any corporation, partnership, joint venture, limited liability company or similar entity of which a shareholder, general partner, joint venturer or member with more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by a Person that satisfies clause (i) of this definition; provided that clause (ii) of this definition may be satisfied by any group of shareholders, general partners, joint venturers or members so long as (a) each Person included in such group satisfies clause (i), (b) at least one member in such group owns or controls, directly or indirectly, 35% or more of the capital accounts, distribution rights, total equity and voting rights or general or limited partnership interests of such Strategic Investor, (c) no more than five Persons may be included in such group and (d) the shareholders, general partners, joint venturers or members to be included in such group shall act as a group and in concert.

             "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

             "Subsidiary" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

             "Telecommunications Business" means, when used in reference to any Person, that such Person, directly or indirectly, is engaged primarily in the business of (i) transmitting video, voice or data, (ii) creating, developing or packaging entertainment or communication programming, (iii) offering of private telephony services or (iv) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i), (ii) or (iii) above.

             "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" according to Moody's or "A-1" according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; provided that the short term debt of such commercial bank has a rating at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

             "Total Equity Market Capitalization" of any Person means, as of any date of determination, the product of (i) the aggregate number of outstanding shares of common stock of such Person on such date (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and (ii) the average Closing Price of such common stock over the 20 consecutive Trading Days immediately preceding such date. If no such Closing Price exists with respect to shares of any such class, the value of such shares shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors of the Company filed with the Trustee.

             "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

             "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

             "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

             "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 4.17. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under Section 4.08.

             "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect for, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary (other than a Bank Credit Facility incurred pursuant to clause (i) of the second paragraph of Section 4.08) to declare a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

             "U.S. Government Securities" means securities that are
   (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)
   (2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

             "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

             "Wholly   Owned   Restricted   Subsidiary"   means   a
   Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

             "Wholly Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding Capital Stock (other than directors' qualifying shares), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, of which is owned by the Company or another Wholly Owned Subsidiary of the Company or a combination thereof.

             "Wireless Cable Business" means, when used in reference to any Person, that such Person, directly or indirectly, is engaged primarily in the business of (i) transmitting video, voice or data primarily through wireless transmission facilities, (ii) utilizing wireless cable channels for any commercial purpose permitted by the Federal Communications Commission, (iii) creating, developing and packaging programming that may be used to satisfy educational programming requirements for ITFS channels and advertising, that, in either case, is transmitted over one or more of the Company's wireless cable channels or (iv) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i), (ii) or (iii) above.

             "Wireless Cable Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Wireless Cable Business, and the Voting Stock of any entity which is to become a Wholly Owned Restricted Subsidiary and is engaged exclusively in the Wireless Cable Business.

             "Wireless One Service States" means the states of Texas, Louisiana, Mississippi, Tennessee, Alabama, Georgia, Arkansas, North Carolina, Florida, South Carolina and Kentucky.

             Section 1.02.  Other Definitions.

                                                Defined in
                  Term                           Section

                    "Agent Members"                       2.16
                    "Authenticating Agent"                2.02
                    "Change of Control Offer"             4.16
                    "Change of Control Purchase Date"     4.16
                    "Change of Control Purchase Price"    4.16
                    "Covenant Defeasance"                 8.03
                    "Default Interest Payment Date"       2.12
                    "Defeasance"                          8.02
                    "Defeasance Redemption Date           8.04
                    "Event of Default"                    6.01
                    "Excess Proceeds"                     4.12(b)
                    "incur"                               4.08
                    "Net Proceeds Offer" or "Offer"       4.12(c)
                    "Note Amount"                         4.12(c)
                    "Offer Date"                          4.12(c)
                    "Offered Price"                       4.12(c)
                    "Pari Passu Debt Amount"              4.12(c)
                    "Pari Passu Offer"                    4.12(c)
                    "Paying Agent"                        2.03
                    "Permitted Indebtedness"              4.08
                    "Registrar"                           2.03
                    "Restricted Payments"                 4.07
                    "Surviving Entity"                    5.01

             Section  1.03.   Incorporation by Reference  of  Trust
   Indenture Act.

             This Indenture shall be governed by the provisions of the Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

             The following Trust Indenture Act terms used in this Indenture have the following meanings:

             "indenture securities" means the Notes;

             "indenture security holder" means a Holder of a Note;

             "indenture to be qualified" means this Indenture;

             "indenture trustee" or "institutional trustee" means the Trustee;

             "obligor" on the Notes means the Company and any successor obligor upon the Notes.

             All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by rules promulgated by the Securities and Exchange Commission under the Trust Indenture Act have the meanings so assigned to them.

             Section 1.04.  Rules of Construction.

             Unless the context otherwise requires:

             (1)  a term has the meaning assigned to it;
             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (3)  "or" is not exclusive;

             (4) words in the singular include the plural, and in the plural include the singular; and

             (5)  provisions   apply   to  successive  events   and
        transactions.


                              ARTICLE 2
                              THE NOTES

             Section 2.01.  Form and Dating.

             The Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them and shall furnish the same to the Trustee, which shall be in form and substance satisfactory to the Trustee. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

             The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

             Notes offered and sold shall be issued initially in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A ("Global Notes"), deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co. or such other nominee, as nominee of the Depositary, or will remain in the custody of the Registrar pursuant to the Fast Balance Certificate Agreement between the Depositary and the Registrar, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Depositary and the Registrar, as the custodian for the Depositary.

             Section 2.02. Execution and Authentication; Aggregate Principal Amount.

             Two Officers, or an Officer and an Assistant Secre-tary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

             If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

             A Note shall not be valid until an authorized signa-tory of the Trustee manually signs the certificate of authenti-cation on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

             Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes for original issue in the aggregate principal amount at maturity of $239,252,000. The Notes may have such changes in the form thereof as are specified in the written order referred to in the preceding sentence. The Officers' Certificate shall specify (i) the amount of Notes to be authenticated, (ii) the series and type of Notes, and (iii) the date on which the Notes are to be authenticated. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed $239,252,000, except as provided in Section 2.07. In order to reflect any name change of the Company, the Trustee, upon receipt of a written order of the Company, shall authenticate Notes in substitution of Notes originally issued.

             The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appoint-ment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affili-ate of the Company.

             The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any inte-gral multiple thereof.

             Section 2.03.  Registrar and Paying Agent.

             The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 3.07,
   4.12 and 4.16 neither the Company nor any Affiliate of the Company may act as Paying Agent.

             The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the Trust Indenture Act and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

             The  Company  initially  appoints  United States Trust
   Company of New York as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as United States Trust Company of New York has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent, Authenticating Agent or any other agent may resign upon 30 days' written notice to the Company.

             Section 2.04.  Paying Agent to Hold Assets in Trust.

             The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by such Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

             Section 2.05.  Noteholder Lists.

             The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. The Company shall furnish or cause the Registrar to furnish to the Trustee promptly after each Record Date and at such other times as the Trustee may reasonably request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

             Section 2.06.  Transfer and Exchange.

             Subject to the provisions of Section 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satis-factory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith
   (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 3.07(b), 4.12, 4.16 or 10.05, in which event the
   Company shall be responsible for the payment of such taxes).

             The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

             Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry system.

             Section 2.07.  Replacement Notes.

             If a mutilated Note is surrendered to the Trustee or an Agent or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder at its sole expense must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, such Agent and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company.


             Section 2.08.  Outstanding Notes.

             Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

             If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

             If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

             If on a redemption date or at Maturity the Paying Agent holds U.S. legal tender or U.S. Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

             Section 2.09.  Treasury Notes.

             In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstand-ing, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has received written notice of such ownership shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

             Section 2.10.  Temporary Notes.

             Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

             Section 2.11.  Cancellation.

             The  Company  at any time may  deliver  Notes  to  the
   Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surren-dered to the Trustee for cancellation pursuant to this Section 2.11.

             Section 2.12.  Defaulted Interest.

             If the Company defaults in a payment of interest on the Notes, it shall pay the interest set forth in 4.01, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section provided; provided that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. New York time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee and Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(i) shall be paid to Holders as of the regular Record Date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

             Section 2.13.  CUSIP Number.

             The Company in issuing the Notes may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

             Section 2.14.  Deposit of Monies.

             Prior to 10:00 a.m. New York City time on each Inter-est Payment Date, redemption date, Change of Control Purchase Date and Net Proceeds Offer payment date and at Maturity, the Company shall have deposited with the Paying Agent in immedi-ately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, redemption date, Change of Control Purchase Date and Net Proceeds Offer payment date or at Maturity, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, redemption date, Change of Control
   Purchase Date and Net Proceeds Offer payment date or at Maturity, as the case may be.

             Section 2.15.  Legend.

             Each Global Note shall bear the following legend on the face thereof:

             UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR
             IN PART FOR NOTES IN  DEFINITIVE  FORM, THIS
             NOTE  MAY  NOT  BE TRANSFERRED EXCEPT  AS  A
             WHOLE BY THE DEPOSITORY  TO A NOMINEE OF THE
             DEPOSITORY, OR BY ANY SUCH  NOMINEE  OF  THE
             DEPOSITORY,  OR BY THE DEPOSITORY OR NOMINEE
             OF SUCH SUCCESSOR  DEPOSITORY  OR  ANY  SUCH
             NOMINEE  TO  A  SUCCESSOR  DEPOSITORY  OR  A
             NOMINEE   OF   SUCH   SUCCESSOR  DEPOSITORY.
             UNLESS THIS CERTIFICATE  IS  PRESENTED BY AN
             AUTHORIZED REPRESENTATIVE OF THE  DEPOSITORY
             TRUST   COMPANY,   A  NEW  YORK  CORPORATION
             ("DTC"), TO THE COMPANY  OR  ITS  AGENT  FOR
             REGISTRATION   OF   TRANSFER,   EXCHANGE  OR
             PAYMENT,  AND  ANY  CERTIFICATE  ISSUED   IS
             REGISTERED IN THE NAME OF CEDE & CO. OR SUCH
             OTHER  NAME AS IS REQUESTED BY AN AUTHORIZED
             REPRESENTATIVE   OF  DTC  (AND  ANY  PAYMENT
             HEREON IS MADE TO  CEDE  &  CO.  OR  TO SUCH
             OTHER   ENTITY   AS   IS   REQUESTED  BY  AN
             AUTHORIZED  REPRESENTATIVE  OF   DTC),   ANY
             TRANSFER,  PLEDGE  OR  OTHER  USE HEREOF FOR
             VALUE  OR OTHERWISE BY OR TO ANY  PERSON  IS
             WRONGFUL  INASMUCH  AS  THE REGISTERED OWNER
             HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             TRANSFERS OF THIS GLOBAL  SECURITY  SHALL BE
             LIMITED  TO  TRANSFERS IN WHOLE, BUT NOT  IN
             PART, TO NOMINEES  OF  CEDE  &  CO.  OR TO A
             SUCCESSOR   THEREOF   OR   SUCH  SUCCESSOR'S
             NOMINEE.

             Section 2.16.  Book-Entry Provisions for Global Note.

             (a)  The Global Note initially shall (i) be registered
   in the name of the Depository or the nominee of such Depository,
   (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the legend as set forth in Section 2.15.

             Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

             (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Company notifies the Registrar that the Depository is unwilling or unable to continue as Depositary for any Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) the Company, at its option, notifies the Registrar in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Certificated Notes.

             In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to this paragraph (b), the Registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

             (c) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Inden-ture or the Notes.


                              ARTICLE 3
                              REDEMPTION

             Section 3.01.  Notices to Trustee.

             If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, Registrar and Paying Agent, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers'
   Certificate setting forth (i) the redemption date, (ii) the principal amount at maturity of Notes to be redeemed and (iii) the redemption price. The procedures for redemption shall be governed by this Article 3.

             Section 3.02.  Selection of Notes to Be Redeemed.

             If less than all of the Notes are to be redeemed, the Registrar or Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Registrar or Trustee from the outstanding Notes not previously called for redemption.

             The Registrar shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

             Section 3.03.  Notice of Redemption.

             Subject to the provisions of Section 4.12, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

             The notice shall identify the Notes to be redeemed and shall state:

             (a)  the redemption date;

             (b)  the redemption price;

             (c)   if  any Note is  being  redeemed  in  part,  the
        portion of the principal amount at maturity of such Note to be redeemed and that, on and after the redemption date, interest shall cease to accrete or accrue, as the case may be, on the portion called for redemption, and upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the principal amount at maturity of the unredeemed portion shall be issued;

             (d)  the name and address of the Paying Agent;

             (e)   that  Notes  called   for   redemption  must  be
        surrendered to the Paying Agent to collect the redemption price;

             (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrete or accrue on and after the redemption date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

             (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

             (h) the CUSIP number, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

             At the Company's  request,  the Trustee shall give the
   notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

             Section 3.04.  Effect of Notice of Redemption.

             Once notice of redemption is mailed in accordance with
   Section 3.03, Notes called for redemption become due and payable on the redemption date at the redemption price, plus accrued and unpaid interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued and unpaid interest thereon, if any, to the redemption date), but installments of interest, the Maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

             Section 3.05.  Deposit of Redemption Price.

             On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accreted or accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request (accompanied by an Officers' Certificate) any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accreted or accrued interest on, all Notes to be redeemed.

             If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price plus accreted or accrued and unpaid interest, if any, interest shall cease to accrete or accrue, as the case may be, on the Notes or the portions of Notes called for redemption on and after the redemption date. If a Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accreted or accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall accrete or be paid on the unpaid principal, from the redemption date until such principal and accreted or accrued interest is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

             Section 3.06.  Notes Redeemed in Part.

             Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

             Section 3.07.  Optional Redemption.

             (a) Optional Redemption.The Notes will not be redeemable at the Company's option prior to August 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof, at the redemption prices (expressed as percentages of principal amount) set forth below plus accreted or accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:


               Year                                Percentage

               2001                                   106.75%

               2002                                   104.50%

               2003                                   102.25%

               2004                                   100.00%

               and thereafter at 100% of the
               principal amount, in each case,
               together with accrued and
               unpaid interest, if any, to the
               redemption date (subject to the
               rights of holders of record on
               relevant record dates to
               receive interest due on an
               interest payment date).


        (b)   Optional   Redemption   Upon  Sale  of  to  Strategic
   Investor. Notwithstanding the foregoing, in the event of the sale by the Company to a Strategic Investor prior to August 1, 1999 of $25 million or more of the Company's Capital Stock (other than Redeemable Capital Stock) or Qualified Subordinated Indebtedness in a single transaction or series of related transactions, the Company may, at its option, use the net cash proceeds of such sale of the Company's Capital Stock or Qualified Subordinated Indebtedness to redeem up to 30% of the aggregate principal amount originally issued of the Notes at a redemption price equal to 113.50% of the Accreted Value of the Notes to be redeemed on the redemption date; provided that, after giving effect to such transaction, at least 70% of the aggregate principal amount originally issued of the Notes remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of the Company's Capital Stock (other than Redeemable Capital Stock) or Qualified Subordinated Indebtedness, the Company shall make such redemption not more than 180 days after the consummation of any such sale of the Company's Capital Stock or Qualified Subordinated Indebtedness and upon not less than 60 nor more than 150 days' notice given within 30 days after (and not before) the consummation of any such sale of the Company's Capital Stock or Qualified Subordinated Indebtedness. Notes and portions of them selected for redemption shall be in amounts of $1,000 or whole multiples of $1,000.

             Section 3.08.  Mandatory Redemption.

             Except as set forth under Sections 4.12 and 4.16 of this Indenture, the Company shall not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.


                              ARTICLE 4
                              COVENANTS

             Section 4.01.  Payment of Notes.

             The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

             The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy
   Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Notes plus 2% per annum, to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

             Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

             Section 4.02.  Maintenance of Office or Agency.

             The Company shall maintain an office or agency (which may be an office of the Trustee or Registrar or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

             The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

             Section 4.03.  Provision of Financial Statements.

             At  the  Company's expense, whether or not the Company
   is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the security register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and
   (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents to any prospective holder at the Company's cost.

             Section 4.04.  Compliance Certificate.

             (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and no such Person is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it, including, without limitation, a default in the performance or breach of Sections 4.07 through 4.19 (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Company's fiscal year ends on December 31 of each year.

             (b) The annual financial statements delivered pursuant to Section 4.03 shall include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, so long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 3, Article 4 or Article 5 of this
   Indenture, to the extent such Articles apply to accounting matters, or if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

             (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, or any default under any Indebtedness referred to in Section 6.01(iv), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

             Section 4.05.  Taxes.

             The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

             Section 4.06.  Stay, Extension and Usury Laws.

             The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

             Section 4.07.  Limitation on Restricted Payments.

             (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

               (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in its shares of Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

              (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

             (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

              (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or any of its Restricted Subsidiaries so long as, in the event the Restricted Subsidiary paying such dividend or distribution is not a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary of the Company receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such Capital Stock);

               (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than guarantees of Indebtedness of the Company given by any Restricted Subsidiary in accordance with the terms of this Indenture); or

              (vi) until the date on which the ratio of Annualized EBITDA to Consolidated Interest Expense equals or exceeds
        1.5 to 1.0, make any Investment in any Person (other than any Permitted Investments) in a cumulative amount for the Company and all of its Restricted Subsidiaries in excess of
        (A)(1) 100% of the Net Cash Proceeds received by the Company from the issuance and sale of Capital Stock of the Company (other than Capital Stock sold to a Subsidiary or to any employee stock ownership plan or similar trust and other than Redeemable Capital Stock) subsequent to the date of this Indenture and (2) $15,000,000 less (B) the cumulative amount of Net Cash Proceeds received by the Company from the issuance or sale of Capital Stock of the Company that has been applied to make Restricted Payments provided in clauses (i) through (v) above subsequent to the date of this Indenture; provided that any Guarantee that is an Investment in an Unrestricted Subsidiary shall cease to be deemed an Investment (and shall be deemed to have not been made) to the extent that the Guarantee is released without payment on the obligations so guaranteed by the Company or any Restricted Subsidiary of the Company;

   (any of the foregoing actions described in clauses  (i)  through
   (vi) other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 4.08; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture, does not exceed the sum of:

        (A) an amount equal to the Company's Cumulative Operating Cash Flow less 2.0 times the Company's Cumulative Consolidated Interest Expense; and

        (B) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii), (iii) or (vii) of paragraph (b) below and except the Net Cash Proceeds from the issuance of Common Stock that are applied to acquire Permitted Investments pursuant to clause (viii) of the definition of Permitted Investments).

             (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (vi) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (vii) being referred to as a "Permitted Payment"):

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section 4.07;

              (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 4.07;

             (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph
        (a) of this Section 4.07;

              (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced;

               (v) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Restricted Subsidiary thereof for consideration which, when added to all loans made pursuant to clause (vi) below during the same fiscal year and then outstanding, does not exceed $1,000,000 in the aggregate in any fiscal year and $4,000,000 in the aggregate since the date of this Indenture;

              (vi) the making of loans and advances to employees of the Company or any Restricted Subsidiary thereof in an aggregate amount at any time outstanding (including as outstanding any such loan or advance written off or forgiven) which, when added to the aggregate consideration paid pursuant to clause (v) above during the same fiscal year, does not exceed $1,000,000 in any fiscal year and $4,000,000 in the aggregate since the date of this Indenture; and

             (vii) the repurchase, redemption or other acquisition or retirement of Capital Stock of any Subsidiary of the Company for Capital Stock (other than Redeemable Capital Stock).

             The amounts referred to in clauses (i), (v) and (vi) shall be included as Restricted Payments in any computation made pursuant to clause (a)(3) above. Restricted Payments shall be deemed not to include Permitted Payments and Permitted Investments.

             Section 4.08.  Limitation on Indebtedness.

             The Company will not, and will not permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur (collectively, "incur") any Indebtedness (including any Acquired Indebtedness), except that the Company may incur Indebtedness (including any Acquired Indebtedness) and any Restricted Subsidiary may incur Acquired Indebtedness, if, in each case, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of incurrence of such Indebtedness, after giving pro forma effect thereto, is 5.0: 1.0 or less.

             The foregoing limitation will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), but any such Permitted Indebtedness will be included in any calculation of Debt:

               (i) Indebtedness of the Company or any of its Restricted Subsidiaries under a Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $25,000,000;

              (ii) Indebtedness of the Company pursuant to the Notes;

             (iii)   Indebtedness  of  any  Restricted   Subsidiary
        consisting  of  a  guarantee  of Indebtedness under a  Bank
        Credit Facility;

              (iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of this Indenture and listed on a schedule hereto (exclusive of any debt of the kind referred to in clause (x));

               (v) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary is made pursuant to an intercompany note in the form of Exhibit B and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

              (vi)  Indebtedness  of  a Restricted Subsidiary owing
        to the Company or another Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Restricted Subsidiary, any such Indebtedness is made pursuant to an intercompany note in the form of Exhibit B; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (vi);

             (vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 4.18;

            (viii) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

              (ix) Indebtedness having a yield to maturity not in excess of the yield to maturity on the Notes lent by a Strategic Investor (or any subsidiary thereof and including any refinancing of such outstanding amount) resulting in up to $50,000,000 in aggregate Net Cash Proceeds; provided that (i) such Indebtedness (and any refinancing thereof) is subordinated in right of payment to the prior payment in full in cash of all obligations (including principal, interest and premium, if any) of the Company under the Notes and the Indenture (including as a consequence of any repurchase, redemption or other repayment of the Notes, including, without limitation, by way of optional redemption, Offers, and Change of Control Offers to the extent such rights to repayment are exercised by the Noteholders) such that (A) the Company shall make no payment or distribution in respect of such Indebtedness and may not acquire such Indebtedness until the prior payment in full in cash of all obligations in respect of the Notes if any Default on the Notes shall occur and be continuing and (B) the holders of such Indebtedness may not take any action to enforce or accelerate such Indebtedness until the holders of the Notes have taken such action in respect of the Notes, (ii) such Indebtedness (and any refinancing thereof) is not guaranteed by any of the Company's Subsidiaries and is not secured by any Lien on any property or asset of the Company or any Restricted Subsidiary, (iii) such Indebtedness (and any refinancing thereof) has no scheduled maturity of principal earlier than a date at least one year after the final Stated Maturity of the Notes, (iv) accreted interest on such Indebtedness shall only be payable on the Maturity thereof and cash interest on such Indebtedness shall only be payable to the extent that immediately prior to and after such payment of interest the Company is permitted to incur $1.00 of Indebtedness under the ratio described in the first paragraph of this Section 4.08 and (v) the holders of such Indebtedness shall assign any rights to vote, including by way of proxy, in a bankruptcy, insolvency or similar proceeding to the Trustee and the trustee for the Existing Notes and, provided, further, the aggregate Net Cash Proceeds of such Indebtedness together with the Net Cash Proceeds of Indebtedness incurred under clause (xi) below shall not exceed $100,000,000 at any one time;

               (x) Indebtedness of the Company or any Restricted Subsidiary owing to a federal governmental authority relating to the purchase of wireless cable channels in an auction in an amount not to exceed in the aggregate
        $40,000,000 (including any such Indebtedness refinanced under clause (xiii) below);

              (xi) in the event the Company receives $40,000,000 or more of aggregate Net Cash Proceeds from the sale of Qualified Capital Stock (other than Qualified Capital Stock sold to a Subsidiary or to any employee stock ownership plan or similar trust and other than Redeemable Capital Stock) issued subsequent to the date of the Indenture, Indebtedness of the Company in an aggregate principal amount not to exceed $100,000,000 (including any refinancing thereof); provided that (i) the incurrence of such Indebtedness would not result in there being outstanding more than $1.50 of Indebtedness under this clause (xi), clause (ix) and clause (xii) for each $1.00 of aggregate Net Cash Proceeds of Qualified Capital Stock issued subsequent to the date of the Indenture, (ii) such Indebtedness (and any refinancing thereof) is not guaranteed by any of the Company's Subsidiaries and is not secured by any Lien on any property or asset of the Company or any Restricted Subsidiary and (iii) the Indebtedness permitted by this clause (xi) shall be reduced by the sum of (A) the aggregate Net Cash Proceeds of Indebtedness issued under clause (ix) and clause (xii) of this Section plus (B) the product of $1.50 and the aggregate amount of Investments made by the Company pursuant to clause (viii) of the definition of Permitted Investments (other than Investments acquired in consideration for the issuance of Common Stock);

             (xii) in the event the Company incurs Indebtedness lent by a Strategic Investor under clause (ix) that results in $50,000,000 of Net Cash Proceeds and the Company receives $40,000,000 or more of aggregate Net Cash Proceeds from the sale of Qualified Capital Stock issued subsequent to the date of the Indenture, the Company or any Restricted Subsidiary shall be permitted to incur up to $25,000,000 of Indebtedness (including any refinancing thereof); provided that the Net Cash Proceeds of such Indebtedness together with the Net Cash Proceeds of Indebtedness incurred under clause (xi) of this Section, shall not exceed $50,000,000;

            (xiii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses
        (ii), (iv) and (x) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing (or, if said Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, not greater than such lesser amount) plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

             (xiv) Indebtedness of the Company or any Restricted Subsidiary, in addition to that described in clauses (i) through (xiii) above, so long as the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any one time outstanding.

             Section 4.09.  Limitation on Liens.

             The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of this Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following (collectively, "Permitted Liens"):

             (a) any Lien on assets of the Company or any Subsidiary thereof securing only the Notes equally and ratably;

             (b) any Lien arising under this Indenture in favor of the Trustee or any prior Trustee;

             (c) any Lien existing as of the date of this Indenture and listed on a schedule hereto;

             (d) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money) in the ordinary course of business; (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; or
        (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

             (e) any Lien securing Indebtedness under a Bank Credit Facility incurred by the Company or any Restricted Subsidiary in compliance with the provisions of Section
        4.08 or Liens securing Indebtedness incurred in compliance with clause (xii) of the definition of Permitted Indebtedness in Section 4.08;

             (f) Liens securing purchase money Indebtedness, including pursuant to clause (x) under the second paragraph of the provisions of Section 4.08, incurred in compliance with this Indenture, provided that such Liens do not extend to any assets other than the assets so acquired and the principal amount of such Indebtedness shall at no time exceed the original purchase price of the property or assets purchased;

             (g) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of
        Section 4.08; provided that any such Lien extends only to the assets that were subject to such Lien securing Acquired Indebtedness prior to the related transaction by the Company or its Restricted Subsidiaries; and

             (h) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (g) so long as the amount of security is not increased thereby.

             Section 4.10.  Limitation on Subsidiary Capital Stock.

             The Company will not permit (a) any Restricted Subsidiary of the Company to issue, sell or transfer any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary of the Company, and (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C) or (b) any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Capital Stock of any Subsidiary from the Company or any Wholly Owned Restricted Subsidiary except upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of this Indenture.

             Section   4.11.   Limitation  on  Preferred  Stock  of
   Subsidiaries.

             The Company will not permit any of its Restricted Subsidiaries to issue, directly or indirectly, any Preferred Stock, except (i) Preferred Stock of Restricted Subsidiaries outstanding on the Issue Date, (ii) Preferred Stock issued to and held by the Company or a Wholly-Owned Restricted Subsidiary, except that any subsequent issuance or transfer of any Capital Stock which results in any Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any transfer of such Preferred Stock to a Person not a Wholly Owned Restricted Subsidiary will be deemed an issuance of Preferred Stock; (iii) Preferred Stock issued by a Person prior to the time (a) such Person became a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) another Person merges with or into such Person (in a transaction in which such Person becomes a Restricted Subsidiary), in each case if such Preferred Stock was not issued in anticipation of such transaction; and (iv) Preferred Stock issued in exchange for, or the proceeds of which are used to refund Indebtedness or refinance Preferred Stock referred to in clause (i) or issued pursuant to clause (ii) or (iii) (other than Preferred Stock which by its terms or by the terms of any security into which it is convertible or for which it is exchangeable is redeemable at the option of the holder thereof or is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to the date of redemption or maturity of the Preferred Stock or Indebtedness being so refunded or refinanced); provided that (a) the liquidation value of such Preferred Stock so issued shall not exceed the principal amount or the liquidation value of the Indebtedness or Preferred Stock, as the case may be, so refunded or refinanced and (b) the Preferred Stock so issued (1) shall have a Stated Maturity not earlier than the Stated Maturity of the Indebtedness or Preferred Stock being refunded or refinanced and (2) shall have a Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness or Preferred Stock being refunded or refinanced.

             Section 4.12.  Limitation on Sale of Assets.

             (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the proceeds from such Asset Sale are received in cash or Temporary Cash Investments; and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a board resolution; provided, however, that if the Fair Market Value of such assets exceeds $20,000,000, the Fair Market Value shall be determined by an investment banking firm of national standing selected by the Company). For purposes of this paragraph (a), an amount equal to the Fair Market Value (as determined by the Board of Directors of the Company and evidenced in a board resolution) of
   (1) Wireless Cable Related Assets received by the Company or any such Restricted Subsidiary from the transferee that will be used by the Company or any such Restricted Subsidiary in the operation of a Wireless Cable Business in North America and (2) the Voting Stock of a Strategic Investor engaged in the Telecommunications Business in North America received by the Company or any such Restricted Subsidiary shall be deemed to be cash, provided that the aggregate Fair Market Value (as determined at the date of receipt of such Wireless Cable Related Assets or Voting Stock, as the case may be) of all such Wireless Cable Related Assets and Voting Stock received since the date of this Indenture shall not exceed $12,500,000.

             (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Indebtedness then outstanding under a Bank Credit Facility as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Indebtedness under a Bank Credit Facility, or if no such Indebtedness under a Bank Credit Facility is then outstanding, then the Company or a Restricted Subsidiary may, within 270 days of the Asset Sale, invest the Net Cash Proceeds from such Asset Sale in properties and other assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the Wireless Cable Business. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Indebtedness under a Bank Credit Facility nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

             (c)   When  the  aggregate  amount of Excess  Proceeds
   exceeds $5,000,000 the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (a "Net Proceeds Offer" or an "Offer") within ten days of such time from all holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes (or, if prior to August 1, 2001, the Accreted Value of the Notes), and the denominator of which is the sum of the outstanding principal amount of the Notes (or, if prior to August 1, 2001, the Accreted Value of the Notes) and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu
   Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Notes will be an amount payable in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, (or, if prior to August 1, 2001, the Accreted Value of the Notes) to the date (the "Offer Date") such Offer is consummated (the "Offered Price") in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

             (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

             (e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

             Section 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

             The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for: (a) any encumbrance or restriction pursuant to any agreement in effect on the date of this Indenture and listed on a schedule hereto; (b) any customary encumbrance or restriction pursuant to the terms of any instrument governing any Indebtedness incurred by a Restricted Subsidiary pursuant to a Bank Credit Facility in conformance with the provisions of Section 4.08; provided that any such encumbrance or restriction shall specifically not prohibit payments of principal, premium, if any, and interest on the Notes; (c) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (d) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b) and (c), or in this clause (d), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced; (e) any instrument governing Acquired Indebtedness as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (f) with respect to clause (iv) above, by reason of customary non-assignment provisions in leases entered into in the ordinary course of business; or (g) with respect to clause
   (iv) above, purchase money obligations for property acquired in the ordinary course of business, which obligations do not cover any asset other than the asset acquired.

             Section   4.14.    Limitation   on  Transactions  with
   Affiliates.

             The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (a) such transaction or series of related transactions is in writing and on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of transactions has been approved by a majority of the board of directors of the Company, (c) with respect to any transaction or series of related transactions involving aggregate payments in excess of $2,000,000, such transaction or series of related transactions has been approved by the Disinterested Directors of the Company (or in the event there is only one Disinterested Director, by such Disinterested Director) and (d) with respect to any transaction or series of related transactions involving aggregate payments in excess of $10,000,000, such transaction or series of related transactions has been approved by the Disinterested Directors of the Company (or in the event there is only one Disinterested Director, by such Disinterested Director) and the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; provided, however, (I) that the provision with respect to clause (d) above shall not apply to the coordination of programming and equipment purchases with Heartland Wireless Communications, Inc. and (II) that this provision shall not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company and any transactions permitted by subclauses (v) and (vi) of clause (b) under the provisions of Section 4.07), or (B) the cash portion of the Phase II Payment, (C) repayment of the Interim Facility or (D) any agreements, transactions or series of related transactions in existence on the date of this Indenture and any renewal or extension thereof under substantially the same terms as the original terms.

             Section 4.15.  Activities of the Company.

             The Company and its Restricted Subsidiaries may not, directly or indirectly, engage in any business other than the Wireless Cable Business; provided that in the event a Change of Control occurs in which a Strategic Investor becomes the holder of a majority of the Voting Stock of the Company, this Section shall no longer be of force and effect.

             Section  4.16.   Purchase  of  Notes  Upon a Change of
   Control.

             (a) If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase (subject to compliance with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other applicable statute, rule or regulation) such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any (or, in the case of repurchases of Notes prior to August 1, 2001 at a purchase price equal to 101% of the Accreted Value thereof), to the repurchase date (the "Change of Control Purchase Date") pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in this Indenture.

             (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things: the purchase price and the purchase date which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue or accrete interest; that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue or accrete interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

             (c) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

             (d) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions under Indebtedness as in effect on the date of this Indenture and any extensions, refinancings, renewals or replacements of any of the foregoing) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase; provided that the restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the Notes than those under the Indebtedness being extended, refinanced, renewed or replaced.

             Section    4.17.     Limitations    on    Unrestricted
   Subsidiaries.

             The Company will not make, and will not permit its Restricted Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the provisions of Section
   4.07. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

             Section  4.18.   Limitation on Issuances of Guarantees
   of Indebtedness.

             (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company (other than Indebtedness under a Bank Credit
   Facility pursuant to clauses (i) and (iii) of the second paragraph under the provisions of Section 4.08) unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to the provisions of Section 4.09, and (B) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's assumption, guarantee or other liability with respect to the Notes to the same extent as such Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee.

             (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in such Restricted Subsidiary, which is in compliance with the terms of this Indenture.

             Section  4.19.    Limitation  on  Sale  and  Leaseback
   Transactions.

             The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired) unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with the provisions of Section 4.12 and
   (ii) the Company or such Subsidiary would be entitled under the provisions of Section 4.08 to incur any Capital Lease Obligations in respect of such Sale and Leaseback Transaction.


                              ARTICLE 5
                              SUCCESSORS

             Section 5.01.  Consolidation, Merger, Sale of Assets.

             The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, as the case may be, and the Notes and this Indenture will remain in full force and effect as so supplemented; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no
   Default  or  Event  of  Default  will  have  occurred   and   be
   continuing; (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the most recently ended full fiscal quarter for which financial statements are available immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 4.08;
   (v) at the time of the transaction each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantees shall apply to such Person's obligations under this Indenture and the Notes; (vi) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 4.09 are complied with; and
   (vii) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the
   Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

             Section 5.02.  Successor Corporation Substituted.

             Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such; provided that solely for purposes of computing amounts described in clause (a) of Section 4.07, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.


                              ARTICLE 6
                        DEFAULTS AND REMEDIES

             Section 6.01.  Events of Default.

             An Event of Default will occur under this Indenture if:

               (i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

              (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

             (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture or the Notes (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or
        (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in Accreted Value or aggregate principal amount, as the case may be, of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in Section 5.01; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 4.12; or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.16;

              (iv) (A) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 when the same shall become due and payable and continuation of such default after any applicable grace period and, if such Indebtedness has not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (B) an event of default as defined in any of the agreements, indentures or instruments described in clause (A) of this paragraph (iv) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated; provided that a default in the payment of principal, premium, if any, or interest in respect of Indebtedness issued by the Company or any Restricted Subsidiary of the Company to any seller of Wireless Cable Related Assets pursuant to an acquisition of Wireless Cable Related Assets by the Company or any Restricted Subsidiary of the Company in an aggregate amount not to exceed $10,000,000 shall not be considered an Event of Default so long as (a) such nonpayment shall be the result of nonperformance by the seller under the terms of the definitive documentation applicable to such acquisition,
        (b) the Company is applying its best efforts to the pursuit of legal remedies under such definitive documentation at law or in equity, (c) other outstanding Indebtedness of the Company or its Restricted Subsidiaries in an aggregate principal amount in excess of $5,000,000 shall not have become due and payable as a consequence of such nonpayment,
        (d) in the event such nonpayment continues for a period of time equal to or in excess of 30 days, the Company shall have an Eligible Institution make available to the Trustee a letter of credit that may be immediately drawn upon in an amount sufficient to satisfy all amounts due and payable with respect to such seller indebtedness and (e) the Company shall have delivered to the Trustee an Officer's Certificate regarding all such matters;

               (v) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by this Indenture and any such Guarantee;

              (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be rendered against the Company, or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

             (vii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

            (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Material Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Restricted Subsidiary under any applicable federal or state law, or appointing a Custodian or other similar official of the Company or any Material Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

              (ix) (a) the Company or any Material Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Material Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Guarantor or any Material Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Material Restricted Subsidiary (I) consents to the filing of such petition or the appointment of, or taking possession by, a Custodian or similar official of the Company or such Material Restricted Subsidiary or of any substantial part of their respective properties, (II) makes an assignment for the benefit of creditors or (III) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Material Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix).

             Section 6.02.  Acceleration.

             If any Event of Default (other than as specified in clauses (viii) and (ix) of Section 6.01) shall occur and be continuing under this Indenture, the Holders of not less than 25% in aggregate principal amount or the Accreted Value, as the case may be, of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of (or, if prior to August 1, 2001, Accreted Value of), premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (the "Acceleration Notice") (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal (or Accreted Value), premium, if any, and interest shall become due and payable. If an Event of Default specified in clause (viii) or (ix) of Section 6.01 occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to principal of (or, if prior to August 1, 2001, Accreted Value of), premium, if any, and accrued interest on all Notes to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. No premium is payable upon acceleration of the Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Subsidiaries intended to avoid premiums related to redemptions of the Notes contained in this Indenture or the Notes, the amount declared due and payable will include the premium that would have been applicable on a voluntary prepayment of the Notes or, if voluntary prepayment is not then permitted, the premium set forth in this Indenture and such amount shall be due and payable immediately.

             At any time after a declaration of  acceleration  with
   respect to the Notes as described in the preceding paragraph, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances  of  the  Trustee, its agents  and  counsel,  (ii)  all overdue interest on all Notes then outstanding, (iii) the principal of and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture as evidenced by an Officer's Certificate and on Opinion of Counsel to such effect.

             Section 6.03.  Other Remedies.

             If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal (or Accreted Value), premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

             The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

             Section 6.04.  Waiver of Past Defaults.

             Subject to Sections 2.09, 6.07 and 10.02, the Holders of not less than a majority in aggregate principal amount or Accreted Value, as the case may be, of the Notes outstanding, by written notice to the Trustee, may on behalf of the Holders of all outstanding Notes waive any past Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes, or in respect of a covenant or a provision which under this Indenture cannot be amended or modified without the consent of all Holders affected by such modification.

             The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

             Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

             Section 6.05.  Control by Majority.

             Subject to Section 2.09, holders of a majority in principal amount or Accreted Value, as the case may be, of the then outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

             Section 6.06.  Limitation on Suits.

             A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

             (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

             (b) the Holders of at least 25% in principal amount, or Accreted Value, as the case may be, of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

             (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

             (d) the Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

             (e) during such 15-day period the Holders of a majority in principal amount, or Accreted Value, as the case may be, of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

   A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

             Section  6.07.   Rights   of   Holders   of  Notes  to
             Receive Payment.

             Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

             Section 6.08.  Collection Suit by Trustee.

             If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

             Section 6.09.  Trustee May File Proofs of Claim.

             The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason (including, without limitation, any categorization as an administrative expense of the estate), payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

             Section 6.10.  Priorities.

             Subject to Article Nine, if the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

             First: to the Trustee, the Agents, and their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

             Second: to Holders of Notes, for amounts due and unpaid on such Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

             Third: to the Company or to such party as a court of competent jurisdiction shall direct.

             The Trustee may fix a record date and payment date for any payment to Holders of Notes.

             Section 6.11.  Undertaking for Costs.

             In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount or Accreted Value, as the case may be, of the then outstanding Notes.


                              ARTICLE 7
                               TRUSTEE

             Section 7.01.  Duties of Trustee.

             (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

             (b)  Except  during  the  continuance  of  an Event of
   Default:

             (i) the duties of the Trustee and the Agents shall be determined solely by the express provisions of this Indenture and the Trustee and the Agents need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Agents; and

            (ii) in the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Agents and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

             (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

             (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts; and

           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
        Section 6.05.

             (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee or any Agent is subject to paragraphs (a), (b) and (c) of this Section.

             (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or to take any action at the request or direction of Holders if the Trustee shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

             (f) Neither the Trustee nor any Agent shall be liable for interest on any money received by it except as the Trustee or such Agent, as the case may be, may agree in writing with the Company. Money held in trust by the Trustee or such Agent, as the case may be, need not be segregated from other funds except to the extent required by law.

             (g) Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and the TIA.

             Section 7.02.  Rights of Trustee.

             (a) The Trustee and each Agent may conclusively rely upon any document believed by them to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor any Agent need investigate any fact or matter stated in the document.

             (b) Before the Trustee or any Agent acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee or any Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

             (c) The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

             (d) The Trustee and any Agent shall not be liable for any action they take or omit to take in good faith which they believe to be authorized or within their rights or powers conferred upon it by this Indenture.

             (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by one Officer of the Company.

             (f)  The  Trustee  shall  be  under  no  obligation to
   exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

             Section 7.03.  Individual Rights of Trustee.

             The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict upon the earlier of the occurrence of an Event of Default or within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

             Section 7.04.  Trustee's Disclaimer.

             The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness or adequacy of this Indenture or the Notes, shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

             Section 7.05.  Notice of Defaults.

             If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, including the failure to make payment on (i) the Change of Control Purchase Date pursuant to a Change of Control Offer or
   (ii) the Offer Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

             Section  7.06.   Reports  by  Trustee  to  Holders  of
   the Notes.

             Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b), (c) and (d). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

             A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

             Section 7.07.  Compensation and Indemnity.

             The Company shall pay to the Trustee and the Agents from time to time reasonable compensation as agreed in writing from time to time for their acceptance of this Indenture and services hereunder. The Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services, except any such disbursements, advances and expenses as may be attributable to the Trustee's or any Agent's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and the Agents' and counsel and any taxes or other expenses incurred by a trust created pursuant to Article 8.

             The Company shall indemnify the Trustee and the Agents against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Trustee or such Agent. The Trustee or such Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or such Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or such Agent as a result of the violation of this Indenture by the Trustee or such Agent if such violation arose from the Trustee's or such Agent's negligence or bad faith.

             The obligations of the Company under this Section 7.07 and any claim arising hereunder shall survive the satisfaction and discharge of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

             To secure the Company'  payment  obligations  in  this
   Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge or termination of this Indenture (including any termination under any Bankruptcy Law) or the resignation or removal of any Agent or the Trustee, as the case may be.

             When the Trustee or any Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

             Section 7.08.  Replacement of Trustee.

             A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

             The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in Accreted Value or principal amount, as the case may be, of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

             (a)  the Trustee fails to comply with Section 7.10;

             (b)  the  Trustee   is   adjudged  a  bankrupt  or  an
        insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

             (c) a Custodian or public officer takes charge of the Trustee or its property; or

             (d)  the Trustee becomes incapable of acting.

             If the Trustee resigns or  is  removed or if a vacancy
   exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in Accreted Value or principal amount, as the case may be, of the then outstanding Notes may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

             If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in Accreted Value or principal amount, as the case may be, of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

             If the Trustee fails to comply with Section 7.10 after written request by any Holder of a Note who has been a Holder of a Note for at least six months, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
   Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
   Section  7.07 shall continue for the  benefit  of  the  retiring
   Trustee.

             Section 7.09.  Successor Trustee by Merger, etc.

             If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee if such successor corporation is otherwise eligible hereunder. All related appointments hereunder shall simultaneously be deemed transferred as well.

             Section 7.10.  Eligibility; Disqualification.

             There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

             This  Indenture  shall  always  have  a  Trustee   who
   satisfies  the requirements of Trust Indenture Act Section
   310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

             Section  7.11.   Preferential  Collection   of  Claims
   Against Company.

             The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust
   Indenture  Act Section 311(b).   A  Trustee  who has resigned or
   been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.


                              ARTICLE 8
                  DEFEASANCE AND COVENANT DEFEASANCE

             Section 8.01.  Option to Effect Defeasance or Covenant
   Defeasance.

             The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

             Section 8.02.  Defeasance and Discharge.

             Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company, any Guarantor, or any other obligor, shall be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below in
   Section 8.04 are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company, any Guarantor, or any other obligor, shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

             (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due or on the redemption date, Change of Control Purchase Date, or Offer Date, as the case may be;

             (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and
   4.02;

             (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

             (d)  this Article 8.

             Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Notes.

             Section 8.03.  Covenant Defeasance.

             Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company, any Guarantor or any other obligor, shall be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15,
   4.16, 4.17, 4.18 and 4.19 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company, any Guarantor or any other obligor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.01(iii)(a) (with respect to Section 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16,
   4.17, 4.18 and 4.19), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's, any Guarantor's or any other obligor's exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(iv), (v), and
   (vii) shall not constitute Events of Default.

             Section 8.04.   Conditions  to  Defeasance or Covenant
   Defeasance.

             The   following  shall  be  the  conditions   to   the
   application of either Section 8.02 or Section 8.03 to the outstanding Notes:

             (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article 8 applicable to it, on terms acceptable to the Trustee) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in U.S. Dollars in an amount, or (b) non-callable U.S. Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, in either case expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable optional redemption date, as the case may be (such date being referred to as the "Defeasance Redemption Date"), of such principal or installment of principal, premium, if any, or interest, without reinvestment of the deposited U.S. Government Securities and other deposited monies; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable U.S. Government Securities to said payments with respect to the Notes, if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date;

             (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

             (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

             (d) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(viii) and (ix) are concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

             (e) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor, or any Subsidiary, is a party or by which it is bound;

             (f)  In the case of  an  election under either Section
        8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section
        8.02 or 8.03 was not made by the Company with the intent of preferring the Holders of Notes or any Guarantee over other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company any Guarantor or others;

             (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04;
             (h) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (ii) the Holders of the Notes have a valid first priority perfected security interest in the trust funds, and (iii) after passage of 91 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the Bankruptcy Law, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (A) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute and the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

             (i) Such Defeasance or Covenant Defeasance shall not cause the Trustee for the Notes to have a conflicting interest, and for purposes of the Trust Indenture Act, with respect to any securities of the Company or any Guarantor; and

             (j) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit.

             Section 8.05. Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

             Subject to Section 8.06, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, on terms acceptable to the Trustee), collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

             The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

             Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section
   8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

             Section 8.06.  Repayment to Company.

             Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

             Section 8.07.  Reinstatement.

             If the Trustee or Paying Agent is unable to apply any U.S. Dollars or U.S. Government Securities in accordance with
   Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                              ARTICLE 9
                      SATISFACTION AND DISCHARGE

             Section   9.01.    Satisfaction   and   Discharge   of
   Indenture.

             This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute instruments in form and substance satisfactory to the Trustee and the Company acknowledging satisfaction and discharge of this Indenture, when

             (1)  either

                  (A) all Notes theretofore authenticated and issued (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Trustee or discharged from such trust, as provided in Section 2.04) have been delivered to the Trustee for cancellation; or

                  (B) all such Notes not theretofore delivered to the Trustee for cancellation

                       (i)  have become due and payable;

                       (ii) will  become  due  and payable at their
                  Stated Maturity within one year; or

                       (iii)     are  to be called  for  redemption
                  within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company,

             and the Company, in the case of (B)(i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

             (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

             (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, or any Subsidiary is a party or by which the Company or any Subsidiary is bound.

   Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under
   Section 7.07, the obligations of the Trustee to any Authenticating Agent under Section 2.02 and, if money shall have been deposited with the Trustee pursuant to Section 8.04(a) or subclause (B) of Clause (1) of this Section 9.01, the obligations of the Trustee under Section 8.06 and Section 9.02 shall survive.

             Section 9.02.  Application  of Monies for Satisfaction
   and Discharge.

             Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.


                              ARTICLE 10
                   AMENDMENT, SUPPLEMENT AND WAIVER

             Section 10.01.  Without Consent of Holders of Notes.

             From time to time, the Company, each Guarantor, if any, and the Trustee, without the consent of the Holders of the Notes, may amend this Indenture for the following purposes, so long as such change does not adversely affect the rights of any of the Holders. The Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel that such change does not adversely affect the rights of any Holder, in executing any supplemental indenture.

             Notwithstanding Section 10.02 of this Indenture, the Company, each Guarantor, if any, and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

             (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor in this Indenture and in the Notes and in any Guarantee in accordance with the provisions of Section 5.01;

             (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;

             (c) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee which may be defective or inconsistent with any proper provision in this Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Notes;

             (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

             (e) to add a Guarantor under this Indenture;

             (f) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

             (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes and the Trustee as additional security for the payment and performance of the Company's and any Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

             Upon the written request of the Company, and each Guarantor, if any, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with the Company, and each Guarantor, if any, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

             Section 10.02.  With Consent of Holders of Notes.

             The Company, each Guarantor, if any, and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental Indenture with the written consent of the Holders of Notes of not less than a majority in aggregate principal amount of the Notes then outstanding, and, subject to Sections 6.04 and 6.07, any existing Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

             Upon the request of the Company, and each Guarantor, if any, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with the Company, and each Guarantor, if any, in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

             It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
             After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company, and each Guarantor, if any, with any provision of this Indenture or the Notes. However, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

             (i) change the Stated  Maturity  of  the principal of,
   premium, if any, or any installment of interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 4.12 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.16, including, in each case, amending, changing or modifying any definitions relating thereto; (iii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;
   (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby;
   (v) except as otherwise permitted under Section 5.01, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to the ranking of the Notes or any Guarantee thereof in any manner adverse to the holders of the Notes or any such Guarantee.

             Section 10.03.  Compliance with Trust Indenture Act.

             Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

             Section 10.04.  Revocation and Effect of Consents.

             Until  an  amendment,  supplement  or  waiver  becomes
   effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its
   Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

             The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

             Section 10.05.  Notation on or Exchange of Notes.

             The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

             Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

             Section 10.06.  Trustee to Sign Amendments, etc.

             The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall not be an expense of the Trustee.


                              ARTICLE 11
                            MISCELLANEOUS

             Section 11.01.  Trust Indenture Act Controls.

             If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act
   Section 318(c), the imposed duties shall control.

             Section 11.02.  Notices.

             Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

             If to the Company:

                  Wireless One, Inc.
                  1301 Industriplex Boulevard
                  Suite 4
                  Baton Rouge, Louisiana 70809-4115
                  Telecopier No.:  (504) 293-5400
                  Attention:  Chief Financial Officer


             If to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York, 10036-1532
                  Telecopier No.:  (212) 852-1626
                  Attention:  Corporate Trust Division

             The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

             All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

             Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

             If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

             If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

             Section 11.03. Communication by Holders of Notes with Other Holders of Notes.

             Holders of the Notes may communicate pursuant to Trust Indenture Act Section 312(b)(1) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

             Section   11.04.   Certificate  and  Opinion   as   to
   Conditions Precedent.

             Upon any request or application by the Company to the Trustee or any Agent to take any action under this Indenture, the Company shall furnish to the Trustee or such Agent:

             (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this
        Indenture  relating   to  the  proposed  action  have  been
        satisfied; and

             (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

             Section 11.05.   Statements Required in Certificate or
   Opinion.

             Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (a)    a   statement   that  the  Person  making  such
        certificate or opinion has read such covenant or condition;

             (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

             (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact an Opinion of Counsel may, absent actual knowledge to the contrary, rely on an Officers' Certificate or certificates of public officials.

             Section 11.06.  Rules by Trustee and Agents.

             The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

             Section 11.07. No Personal Liability of Partners, Directors, Officers, Employees and Stockholders.

             No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the
   Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

             Section 11.08.  Governing Law.

             The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

             Section  11.09.   No  Adverse  Interpretation of Other
   Agreements.

             This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

             Section 11.10.  Successors.

             All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

             Section 11.11.  Severability.

             In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             Section 11.12.  Counterpart Originals.

             The parties may sign any  number  of  copies  of  this
   Indenture.   Each  signed  copy shall be an original, but all of
   them together represent the same agreement.

             Section 11.13.  Table of Contents, Headings, etc.

             The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                    [Signatures on following page]


                              SIGNATURES


   Dated as of August 12, 1996        WIRELESS ONE, INC.


   (SEAL)                             By: /s/ Alton C. Rye
                                         ----------------------------
                                         Name: Alton C. Rye
   Attest:                               Title: Executive Vice President


                                      By: /s/ Michael C. Ellis
                                         ----------------------------
   /s/ William C. Norris                 Name: Micahel C. Ellis
   --------------------------            Title: Vice President & Controller
   Name: William C. Norris
   Title: Secretary


   Dated as of August 12, 1996        UNITED STATES TRUST COMPANY
                                      OF NEW YORK

                                      By: /s/ Christine C. Collins
   (SEAL)                                 ---------------------------
                                          Name: Christine C. Collins
   Attest:                                Title: Assistant Vice President


   /s/ Patricia Stermer
   --------------------------
   Name: Patricia Stermer
   Title: Assistant Vice President


                                                     EXHIBIT A
                                                     ---------

           UNLESS  AND UNTIL IT IS EXCHANGED IN WHOLE OR IN
           PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY
           NOT BE TRANSFERRED  EXCEPT  AS  A  WHOLE  BY THE
           DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY
           ANY  SUCH  NOMINEE  OF THE DEPOSITORY, OR BY THE
           DEPOSITORY   OR  NOMINEE   OF   SUCH   SUCCESSOR
           DEPOSITORY OR  ANY  SUCH  NOMINEE TO A SUCCESSOR
           DEPOSITORY  OR  A  NOMINEE  OF   SUCH  SUCCESSOR
           DEPOSITORY.    UNLESS   THIS   CERTIFICATE    IS
           PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
           DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION
           ("DTC"),   TO  THE  COMPANY  OR  ITS  AGENT  FOR
           REGISTRATION  OF  TRANSFER, EXCHANGE OR PAYMENT,
           AND ANY CERTIFICATE  ISSUED IS REGISTERED IN THE
           NAME OF CEDE & CO. OR  SUCH  OTHER  NAME  AS  IS
           REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC
           (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR
           TO  SUCH  OTHER  ENTITY  AS  IS  REQUESTED BY AN
           AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
           PLEDGE   OR  OTHER  USE  HEREOF  FOR  VALUE   OR
           OTHERWISE  BY  OR  TO  ANY  PERSON  IS  WRONGFUL
           INASMUCH AS THE REGISTERED OWNER HEREOF,  CEDE &
           CO., HAS AN INTEREST HEREIN.

           TRANSFERS  OF  THIS  GLOBAL  SECURITY  SHALL  BE
           LIMITED  TO TRANSFERS IN WHOLE, BUT NOT IN PART,
           TO NOMINEES  OF  CEDE  &  CO.  OR TO A SUCCESSOR
           THEREOF OR SUCH SUCCESSOR'S NOMINEE.

   REGISTERED                               CUSIP  No.: 97652H AC 3

                          WIRELESS ONE, INC.

                  13 1/2% SENIOR DISCOUNT NOTE DUE 2006

   No. _________

           WIRELESS ONE, INC., a Delaware corporation (the
   "Company", which term includes any successor entity), for value
   received promises to pay to                   or registered
   assigns, the principal sum of $_______ Dollars, on August 1, 2006.

           Interest Payment Dates:  February 1 and August 1

           Record Dates (whether or not a Business Day):  January
   15 and July 15

           Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted herein.

                                   WIRELESS ONE, INC.


                                   By:_______________________________
                                     Name:
                                     Title:


                                   By:_______________________________
                                     Name:
                                     Title:  Secretary
        Dated:


                                 A-1


        Trustee's Certificate of Authentication

                This is one of the Notes referred to in the within-mentioned Indenture.


                                   UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                                   By:________________________________
                                            Authorized Signatory


                                 A-2




                                (REVERSE OF SECURITY)

                              13 1/2% Senior Note due 2006

                    1. Interest. The Notes shall not bear interest prior to August 1, 2001; however, the Accreted Value of the Notes will increase from August 12, 1996 through July 31, 2001 at a rate of 13 1/2% per annum, compounded semi-annually. From and after August 1, 2001, interest on the Notes will accrue at a rate of 13 1/2% per annum and will be paid semi-annually in arrears on each February
          1 and August 1, commencing February 1, 2002 (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has be paid or, if no interest has been paid, from August 1, 2001. Interest will be computed on the basis of a 360 day-year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) at the rate borne by the Notes plus 2% per annum, to the extent lawful.

                    2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender; provided that payments of principal of, and interest on, Notes registered in the name of The Depository Trust Company (the "Depositary") or its nominee will be made in immediately available funds to the Depositary or its nominee.
          The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                    3. Paying Agent and Registrar. Initially, United States Trust Company of New York will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders.

                    4. Indenture. The Company issued the Notes under an Indenture, dated as of August 12, 1996 (the "Indenture"), between the Company and United States Trust Company of New York, as Trustee (the "Trustee"). This Note is one of a duly authorized issue of Notes of the Company designated as its 13 1/2% Senior Discount Notes due 2006 (the "Notes"). The Notes are limited in aggregate principal amount to $239,252,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb)(the "Trust Indenture Act"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The Notes are not secured by any of the assets of the Company.

                    5.  Optional Redemption.  (a)  Optional Redemption.
          The Notes will not be redeemable at the Company's option prior to August 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1, of the years indicated below:


                    Year                                Percentage
                    ----                                ----------
                    2001.........................          106.75%

                    2002.........................          104.50%

                    2003.........................          102.25%

                    2004.........................          100.00%

                    and thereafter at 100% of the
                    principal amount, in each case,
                    together with accrued and
                    unpaid interest, if any, to the
                    redemption date (subject to the
                    rights of holders of record on
                    relevant record dates to
                    receive interest due on an
                    interest payment date).


                    (b) Optional Redemption Upon Sale of Equity or Qualified Subordinated Indebtedness to Strategic Investor. Notwithstanding the foregoing, in the event of the sale by the Company to a Strategic Investor prior to August 1, 1999 of $25 million or more of the Company's Capital Stock (other than Redeemable Capital Stock) or Qualified Subordinated Indebtedness in a single transaction or series of related transactions, the Company may, at its option, use the Net Cash Proceeds of such sale of the Company's Capital Stock or Qualified Subordinated Indebtedness to redeem up to 30% of the aggregate principal amount originally issued of the Notes at a redemption price equal to 113.50% of the Accreted Value of the Notes to be redeemed on the date of redemption of the Notes; provided that, after giving effect to such transaction, at least 70% of the aggregate principal amount originally issued of the Notes remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of the Company's Capital Stock (other than Redeemable Capital Stock) or Qualified Subordinated Indebtedness, the Company shall make such redemption not more than 180 days after the consummation of any such sale of the Company's Capital Stock or Qualified Subordinated Indebtedness and upon not less than 60 nor more than 150 days' notice given within 30 days after (and not before) the consummation of any such sale of the Company's Capital Stock or Qualified Subordinated Indebtedness. Notes and portions of them selected for redemption shall be in amounts of $1,000 or whole multiples of $1,000.

                    If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

                    The Notes are not entitled to the benefit of any sinking fund.

                    6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                    Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

                    7. Offers to Purchase. Sections 4.12 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture) subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                    8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                    9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                    10. Unclaimed Money. If money for the payment of principal, premium or interest remains unclaimed for two years after such principal or interest has become due and payable, the Trustee and the Paying Agent will pay such money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                    11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Securities sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                    12. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and except as set forth in the Indenture, any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, to add to the covenants of the Company, or comply with Article 5 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                    13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of its Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                    14. Successors. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Article 5 of the Indenture, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such; provided that for the purpose of computing amounts available for Restricted Payments, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

                    15. Defaults and Remedies. If an Event of Default occurs and is continuing (other than as specified in clauses
          (viii) and (ix) of Section 6.01 of the Indenture), the Holders of not less than 25% in aggregate principal amount or the Accreted Value, as the case may be, of Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of (or, if prior to August 1, 2001, Accreted Value of), premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal (or Accreted Value), premium, if any, and interest shall become due and payable. If an Event of Default specified in clause (viii) or (ix) of Section 6.01 occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal of (or, if prior to August 1, 2001, Accreted Value of), premium, if any, and accrued interest on all Notes to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal of, premium, if any, or interest when due) if it determines that withholding notice is in their interest.

                    16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                    17. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                    18. Authentication. This Note shall not be valid until the Trustee or Authentication Agent manually signs the certificate of authentication on this Note.

                    19. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

                    20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                    21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                    22. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                    The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Wireless One, Inc., 11301 Industriplex Boulevard, Suite 4, Baton Rouge, Louisiana 70809-4115, Attn: Chief Financial Officer.


                                 A-3

                                   ASSIGNMENT FORM

                    If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

          I or we assign and transfer this Note to:

         _________________________________________________________________

         _________________________________________________________________

         _________________________________________________________________

                    (Print or type name, address and zip code and social security or tax ID number of assignee)

          and irrevocably appoint ______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


          Dated: _____________     Signed: ________________________________
                                   (Sign exactly as your name appears
                                   on the other side of this Note)


          Signature Guarantee: _____________________________


          Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.


                                 A-4

                         [OPTION OF HOLDER TO ELECT PURCHASE]


                    If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, check the appropriate box:

                         Section 4.12   [     ]
                         Section 4.16   [     ]

                    If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000):

          $_______________________


          Dated: _____________     ________________________________________
                                   NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


          Signature Guarantee: ____________________________________


          Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.


                                 A-5

                                                                 EXHIBIT B


                              FORM OF INTERCOMPANY NOTE

          $______________
          __________, 199__

                    On demand, and if no demand be made then on __________, __________, a __________ corporation, hereby promises to pay
          __________, a __________ corporation, the principal sum of $__________, together with interest on the unpaid principal balance from the date of this Intercompany Note, or from the most recent date to which interest has been paid or duly provided for, at the rate of _____% per annum until the principal hereof is paid or made available for payment. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                    This Intercompany Note is one of the Intercompany Notes referred to in the Indenture, dated as of even date herewith, between __________ and __________, as trustee (the "Indenture"). Unless otherwise noted, capitalized terms used in this Intercompany Note and not defined herein shall have the meanings ascribed to them in the Indenture. In the event that there exists any conflict between the terms of this Intercompany Note and the Indenture, the Indenture shall control.

                    Whenever possible each provision of this Intercompany Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Intercompany Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Intercompany Note.

                    This Intercompany Note shall be governed by, and be construed in accordance with, the laws of the State of
          __________.

                                             _________________________



                                             By:______________________
                                             Name:________________________
          Title:_________________________



                                                            ANNEX A

          Brenham, TX
          Bryan/College Station, TX
          Milano, TX
          Wharton, TX
          Bunkie, LA
          Lafayette, LA
          Lake Charles, LA
          Monroe, LA
          Jackson, MS
          Delta, MS
          Gulf Coast, MS
          Natchez, MS
          Oxford, MS
          Bucks, AL
          Demopolis, AL
          Dothan, AL
          Huntsville, AL
          Fort Walton Beach, AL
          Gainesville, FL
          Panama City, FL
          Pensacola, FL
          Jeffersonville, GA
          Lawrenceburg, TN
          Tullahoma, TN
          Florence, AL
          Albany, GA
          Ocala, FL
          Alexandria, LA
          Houma, LA
          Meridian, MS
          Starkville, MS
          Tupelo, MS
          Chattanooga, TN
          Bedias/Huntsville, TN
          Freeport, TX
          Hattiesburg, MS
          Flippin, TN
          Jackson, TN
          Memphis, TN
          Bankston, AL
          Gadsden, AL
          Montgomery, AL
          Selma, AL
          Charing, GA
          Groveland, GA
          Hoggards Mill, GA
          Matthews, GA
          Tarboro, GA
          Valdosta, GA
          Marianna, FL
          Auburn, AL
          Birmingham, AL
          Mobile, AL
          Six Mile, AL
          Tuscaloosa, AL
          Woodville, AL
          Hot Springs, AR
          Pine Bluff, AR
          Tallahassee, FL
          Columbus, GA
          Vidalia, GA
          Bowling Green, KY
          Abita Springs, LA
          Amite, LA
          Baton Rouge, LA
          Leesville, LA
          Natchitoches, LA
          Ruston, LA
          Tallulah, LA
          Moorehead City, NC



                                                       SCHEDULE 4.09(c)


          1) Liens arising in connection with the EdNet Agreement, dated as of 8/25/93, between Mississippi EdNet Institute, Inc. and TruVision Wireless Communications, Inc.

          2) The Escrow and Disbursement Agreement, dated as of 10/24/95, between Wireless One, Inc. and Bankers Trust Corporation, as Escrow Agent.